UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2025

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

ABL Credit Agreement

On October 17, 2025 (the “Closing Date”), certain direct and indirect wholly owned subsidiaries of Verra Mobility Corporation (the “Company”), including Greenlight Acquisition Corporation (“Holdings”), VM Consolidated, Inc. (“VM Consolidated”), certain U.S. subsidiaries of VM Consolidated, as borrowers (collectively with VM Consolidated, the “ABL Borrowers”), and certain other U.S. subsidiaries of VM Consolidated, as subsidiary guarantors (the “ABL Guarantors”), entered into the Amended and Restated Revolving Credit Agreement (the “ABL Credit Agreement”) with Bank of America, N.A., as a lender and as administrative agent and collateral agent (in such agent capacities, the “Agent”) and the other lenders from time to time party thereto. The ABL Credit Agreement provides for a $150 million senior secured asset-based revolving credit facility with a $35 million sublimit for the issuance of letters of credit (the “ABL Facility”), and matures on October 17, 2030 (subject to an earlier maturity date of 91 days prior to the April 15, 2029 maturity date of VM Consolidated’s $350 million 5.50% Senior Notes due 2029 in the event that such senior notes remain outstanding as of such earlier maturity date). The ABL Credit Agreement amends and restates the Revolving Credit Agreement, dated as of March 1, 2018 (as previously amended, the “Existing ABL Credit Agreement”), among Holdings, the ABL Borrowers, the ABL Guarantors, the Agent and the lenders from time to time party thereto, which provided for a $125 million senior secured asset-based revolving credit facility with a maturity date of December 20, 2026. As of the Closing Date, there were no outstanding loans and approximately $3.74 million of outstanding letters of credit under the ABL Facility.

Availability of the $150 million of loan commitments under the ABL Facility is determined from time to time on the basis of a borrowing base valuation of certain domestic inventory, accounts receivable and cash balances, as reduced by certain reserves that may be in effect from time to time. Aggregate borrowings and letter of credit issuances under the ABL Facility are not permitted to exceed the periodic valuations of the borrowing base. Outstanding borrowings under the ABL Facility accrue interest at per annum rate equal to SOFR plus a margin ranging from 1.25% to 1.75% or a base rate plus a margin ranging from 0.25% to 0.75%, in each case, depending on the quarterly average undrawn availability under the ABL Facility in the prior quarter. The unused commitment fee payable on the unused portion of the ABL Facility is (x) 0.375%, when quarterly average usage was less than 50% of the loan commitments in the prior quarter or (y) 0.250%, when quarterly average usage of the ABL Facility was greater than or equal to 50% of the loan commitments in the prior quarter.

Subject to certain exceptions, each of VM Consolidated’s existing and future direct and indirect wholly owned domestic subsidiaries are required to become subsidiary borrowers or subsidiary guarantors in respect of the ABL Facility. The obligations of the ABL Borrowers and the ABL Guarantors are secured by liens on substantially all of their assets. In the event that the Company elects to add certain Canadian subsidiaries as guarantors of the ABL Facility in the future, the ABL Credit Agreement provides for the ability to borrow loans in Canadian Dollars, and for assets of such Canadian subsidiaries to be included in borrowing base determinations. The ABL Credit Agreement also provides for the option, subject to receiving additional commitments from lenders and the satisfaction of certain conditions, to increase the loan commitments under the ABL Facility by up to an amount equal to the greater of (x) $75 million and (y) the amount by which the borrowing base exceeds the aggregate commitments at such time.

The ABL Credit Agreement contains customary covenants that limit, absent lender approval, the ability of the ABL Borrowers and their subsidiaries to, among other things, pay cash dividends, incur debt, create liens and encumbrances, redeem or repurchase stock, enter into certain acquisition transactions or transactions with affiliates, merge, dissolve, change the nature of their business, make investments, or dispose of assets. Such restrictions are subject to certain negotiated exceptions that permit the ABL Borrowers and their subsidiaries to undertake otherwise restricted activities if certain conditions are satisfied. In addition, if at any time unused availability under the ABL Facility is less than the greater of (i) 10.0% of the aggregate loan commitments and (ii) $15 million, VM Consolidated is required to maintain a minimum consolidated fixed charge coverage ratio of not less than 1.0 to 1.0 until such time as unused availability exceeds such threshold for a period of thirty consecutive days.

The ABL Credit Agreement contains customary events of default including, among other things, for failure to pay obligations when due, material misrepresentations, violations of affirmative or negative covenants, bankruptcy events, and material judgments that are not stayed or discharged. Upon an event of default, the lenders may, subject to various customary cure rights and the terms of an intercreditor agreement (the “ABL Intercreditor Agreement”) governing the ABL Facility and the Term Loan (as defined below), require the immediate payment of all amounts outstanding and foreclose on collateral.

The foregoing description does not constitute a complete summary of the terms of the ABL Credit Agreement and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Term Loan Agreement

On the Closing Date, Holdings, VM Consolidated, certain U.S. subsidiaries of VM Consolidated, as borrowers (collectively with VM Consolidated, the “Term Loan Borrowers”), and certain other U.S. subsidiaries of VM Consolidated, as subsidiary guarantors (the “Term Loan Guarantors”), entered into the Amendment and Restatement Agreement No. 2 (the “Restatement Agreement”) to the Amended and Restated First Lien Term Loan Credit Agreement dated as of March 26, 2021 (as amended prior to the Closing Date, the “Existing Term Loan Agreement”, and the Existing Term Loan Agreement as amended and restated pursuant to the Restatement Agreement, the “Term Loan Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent to refinance the existing senior secured term loans in an aggregate outstanding principal amount of approximately $688.8 million maturing March 26, 2028 with a new senior secured term loan of the same principal amount maturing on October 15, 2032 (the “Term Loan”).

The Term Loan Agreement provides that the Term Loan will, among other things:

•
bear interest at a per annum rate equal to SOFR plus an applicable margin of 2.00%, or a base rate plus an applicable margin of 1.00% (with such applicable margins being 0.25% lower than the corresponding applicable margin under the Existing Term Loan Agreement);
•
amortize in equal quarterly installments in aggregate amounts equal to 1.00% of the original principal amount of the Term Loan beginning March 31, 2026, with the balance payable at maturity;
•
be subject to mandatory prepayment provisions upon the occurrence of certain specified events, including certain asset sales, debt issuances, and generation annual excess cash flow, in each case, subject to certain materiality thresholds and exceptions set forth in the Term Loan Agreement; and
•
be repayable at any time at the Term Loan Borrowers’ election, provided that repayment of the Term Loan with proceeds of certain indebtedness prior to the date that is six months after the Closing Date will require a prepayment premium of 1.00% of the aggregate principal amount of such prepayment.

Subject to certain exceptions, each of VM Consolidated’s existing and future direct and indirect wholly owned domestic subsidiaries are required to guarantee the Term Loan. The obligations of the Term Loan Borrowers and the Term Loan Guarantors are secured by liens on substantially all of their assets.

The Term Loan Agreement contains customary covenants that limit the ability of the Term Loan Borrowers and their subsidiaries to, among other things, pay cash dividends, incur debt, create liens and encumbrances, redeem or repurchase stock, enter into certain acquisition transactions or transactions with affiliates, merge, dissolve, change the nature of their business, make investments, or dispose of assets. Such restrictions are subject to certain negotiated exceptions that permit the Term Loan Borrowers and their subsidiaries to undertake otherwise restricted activities if certain conditions are satisfied.

The Term Loan Agreement contains customary events of default including, among other things, for failure to pay obligations when due, material misrepresentations, violations of affirmative or negative covenants, bankruptcy events, and material judgments that are not stayed or discharged. Upon an event of default, the lenders may, subject to various customary cure rights and the terms of the ABL Intercreditor Agreement, require the immediate payment of all amounts outstanding and foreclose on collateral.

The foregoing description does not constitute a complete summary of the terms of the Term Loan Agreement and is qualified in its entirety by reference to the full text of the Term Loan Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

10.1

Amended and Restated Revolving Credit Agreement, dated as of October 17, 2025, among Greenlight Acquisition Corporation, VM Consolidated, Inc., each of the other borrowers and guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank.

10.2

Amendment and Restatement Agreement No. 2, dated as of October 17, 2025, among Greenlight Acquisition Corporation, VM Consolidated, Inc., each of the other borrowers and guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2025	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title:	Chief Financial Officer